825 Industrial Road, Suite 300 San Carlos, California 94070 USA vaxcyte.com POWER OF ATTORNEY KNOW ALL BY THESE PRESENTS that the undersigned hereby cons tutes and appoints each of Andrew Guggenhime, Mikhail Eydelman, Elvia Cowan, Robert Bitman and Peter Efremenko, representa ves of Vaxcyte, Inc. (the “Company”), as well as Raquel Fox and Jeongu Gim, legal professionals of Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to the Company (“Skadden”), signing individually, as the undersigned's true and lawful a orneys-in-fact and agents to: 1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or more than 10% stockholder of the Company, Forms 3, 4 and 5 in accordance with Sec on 16(a) of the Securi es Exchange Act of 1934 and the rules thereunder; 2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and mely file such form with the U.S. Securi es and Exchange Commission and any stock exchange or similar authority; and 3. take any other ac on of any type whatsoever in connec on with the foregoing which, in the opinion of such a orney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such a orney-in-fact on behalf of the undersigned pursuant to this Power of A orney shall be in such form and shall contain such terms and condi ons as such a orney-in-fact may approve in such a orney-in-fact's discre on. The undersigned hereby grants to each such a orney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted (the “Purpose”), as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of subs tu on or revoca on, hereby ra fying and confirming all that such a orney-in-fact, or such a orney-in-fact's subs tute or subs tutes, shall lawfully do or cause to be done by virtue of this Power of A orney and the rights and powers herein granted. The undersigned acknowledges that the foregoing a orneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibili es to comply with Sec on 16 of the Securi es Exchange Act of 1934. This Power of A orney supersedes any and all powers of a orney granted by the undersigned for the same or substan ally similar Purpose and shall remain in full force and effect un l the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transac ons in securi es issued by the Company, (b) revoca on by the undersigned in a signed wri ng delivered to the foregoing a orneys-in-fact or (c) as to any a orney-in-fact individually, un l such a orney- in-fact is no longer employed by the Company or Skadden. IN WITNESS WHEREOF, the undersigned has caused this Power of A orney to be executed as of this 19th day of June, 2026. /s/ Moncef Slaoui ________________________________ Moncef Slaoui